SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2017

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 7, 2017, the Board of Directors of Dthera Sciences (the “Company”), functioning as the Company’s Audit Committee, determined that certain of the Company’s previously filed financial statements can no longer be relied upon. While preparing the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company’s management became aware of an issue affecting the Company’s previously filed financial statements, described in more detail below. Accordingly, the Company’s management, in conjunction with the Board of Directors, has determined that the Company’s financial statements in its transitional quarterly report on Form 10-Q for the period ended September 30, 2016, should no longer be relied upon.

The purpose of this Amendment on Form 10-Q for the nine months ended September 30, 2016, filed with the Securities and Exchange Commission on November 21, 2016, is to remove the conversion of 4,146,993 options that were accounted for as common stock during the share exchange transaction between the Company and EveryStory, Inc.,, to correct the stockholders equity to properly reflect stock issuances, and to record the amortization of options.

The Company’s management has discussed the revisions and corrections discussed above with the Company’s independent public accounting firm, and believes that the issues are related to and arose in connection with the share exchange transaction between the Company (f/k/a Knowledge Machine International, Inc.) and EveryStory, specifically a misinterpretation relating to the derivative securities of EveryStory and their treatment under the share exchange agreement. Because that transaction has been concluded, management does not believe that any continuing errors will result, although management will continue to review the financial statements and components of the share exchange transaction to determine if any other misinterpretations have occurred.

The Board of Directors has discussed the issues described above with the Company’s current independent registered public accounting firm, Sadler Gibb & Associates, LLC (“SG”), as well as the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting, and the determination that the above-referenced financial statements should no longer be relied upon.

The Company has provided to SG a copy of this Current Report on Form 8-K and the disclosures made in response to Item 4.02 above, for their review and comment. The Company has requested SG to provide a letter addressed to the Commission stating whether or not it agrees with the statements and disclosures provided herein with regard to SG and, if not, stating the respects in which SG does not agree.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from SG (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: April 13, 2017	By:	/s/ Edward Cox
	Name: Title:	Edward Cox Chief Executive Officer